UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 19, 2013

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32295	20-0442384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC 27709

(Address of Principal Executive Offices) (Zip Code)

919-636-4530

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 19, 2013, Dr. Thomas Spector resigned as Chief Scientific Officer of the Company, and entered into a Separation and Mutual Release Agreement with the Company, a copy of which is attached hereto as Exhibit 10.23. Dr. Spector will transition to a consultant to Adherex.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 18, 2013, Adherex Technologies Inc. (the “Company”) held an annual meeting of shareholders (the “Meeting”).  The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.     The following five (5) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert C. Andrade	25,157,326	535	N/A
David Lieberman	25,157,326	535	N/A
Chris Rallis	25,157,326	535	N/A
Rostislav Raykov	25,157,326	535	N/A
Steven Skolsky	25,157,326	535	N/A

2.     The resolution to re-appoint Deloitte & Touche LLP as independent public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors  to fix their remuneration was approved based on the following vote:

Votes For	25,157,799
Votes Withheld	62
Abstentions	0
Broker Non-Votes	Not Applicable

3.     The resolution to vote on the advisory vote on executive compensation was approved based on the following vote:

Votes For	25,123,416
Votes Withheld	34,445
Abstentions	0
Broker Non-Votes	Not Applicable

4.     The resolution to vote on the frequency of voting on executive compensation was approved for 1 Year based on the following vote:

1 Year	25,156,697
2 Years	1,111
3 Years	53
Withhold	588

5.     The resolution to vote on the approval of the Corporation’s stock option plan and the unallocated stock options thereunder was approved based on the following vote:

For	25,094,603
Against	63,798
Withold	0

Exhibit

10.23	Separation and Mutual Release Agreement by and between Adherex Technologies, Inc. and Dr. Thomas Spector

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2013	Adherex Technologies Inc.

	By:	/s/ Robert Andrade
Chief Financial Officer